UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 15, 2007
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.05 Costs Associated with Exit or Disposal Activities	1

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Item 2.05 Costs Associated with Exit or Disposal Activities
     In a Current Report on Form 8-K (the “August 2007 Form 8-K”) filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2007, Tekelec (the “Company”) reported that on August 10, 2007, the Company had committed to a realignment plan in which the Company was combining its two then existing business units into one organizational structure.
     At the time of the filing of the August 2007 Form 8-K, the Company had not yet finalized the course of action for implementation of the organizational realignment. For that reason, the Company reported that once the Company had finalized the realignment plan, the Company would file an amendment to the August 2007 Form 8-K in order to report additional information regarding the realignment.
     Because the realignment plan was finalized on February 5, 2008 and although management has determined that the aggregate amount of the charges incurred in connection with the realignment is not material to the Company, the Company is filing this Current Report on Form 8-K to provide an update to the disclosure provided in the August 2007 Form 8-K. The total amount of the charges incurred in connection with the realignment is expected to be approximately $4 million, consisting primarily of employee severance and related benefits. All such charges were incurred during the third and fourth quarters of 2007.
FORWARD-LOOKING STATEMENTS
     Certain statements made in this Form 8-K are forward-looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, September 30, 2007 and in its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) and other filings with the Commission, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in the Company’s 2006 Form 10-K and its other filings with the Commission, include, among others, the risk that the Company will not realize all the benefits of its realignment and integration activities. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: February 11, 2008	By:	/s/ Stuart H. Kupinsky
Stuart H. Kupinsky
Senior Vice President, Corporate Affairs and General Counsel

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